UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report
(Date of Earliest Event Reported):
July 10, 2005

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place
Camden, New Jersey 08103-1799
Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 10, 2005, the Compensation and Organization Committee of the Board of Directors (the “Committee”) of Campbell Soup Company (the “Company”), pursuant to the Company’s 2003 Long-Term Incentive Plan, approved the long-term incentive compensation programs described below.

FY ’06-’08 TSR Performance Share Program. Under this program, senior executives (including executive officers) and certain other employees will be eligible to receive a portion of their long-term incentive compensation in the form of restricted performance shares. Initial grants of TSR performance shares are expected to be approved by the Committee in September 2005. Awards will be determined by comparing the Company’s total shareowner return (“TSR”) during the performance period of FY ’06 to FY ’08 with the respective TSRs of a group of companies consisting of the S&P Packaged Foods Group and Kraft Foods Inc. (collectively, the “comparator group”). Based upon the Company’s TSR ranking in the comparator group, a participant may receive an award ranging from 0% to 200% of his or her initial grant of TSR performance shares. If the initial grants are made in September 2005, the awards will vest in September 2008. For approximately the top 35 senior executives in the Company (including executive officers), 70% of the potential value of long-term compensation will be delivered under this program. For executive officers the remaining 30% of the potential value of long-term compensation will be delivered under the EPS Performance Share Program, and for all other senior executives the remaining 30% will be delivered under the Restricted Share Program.

FY ’06-’08 Restricted Share Program. Under this program, senior executives (but not executive officers) and certain other employees will be eligible to receive a portion of their long-term incentive compensation in the form of time-lapse restricted shares. Initial grants of restricted shares are expected to be approved by the Committee in September 2005. If an initial grant is made in September 2005, one-third of the initial grant of restricted shares will vest on September 30 in each of 2006, 2007 and 2008.

FY ’06-’08 EPS Performance Share Program. Under this program, executive officers will be eligible to receive a portion of their long-term incentive compensation in the form of restricted performance shares. Initial grants of EPS performance shares are expected to be approved by the Committee in September 2005. Awards will be determined based on the Company’s achievement of certain annual earnings per share (“EPS”) goals. Based upon the Company’s achievement of the EPS goals, a participant may receive, over the course of three years, a total award ranging from 0% to 100% of his or her initial grant of EPS performance shares. Provided annual EPS goals are achieved and assuming an initial grant is made in September 2005, one-third of the initial grant of EPS performance shares will vest on September 30 in each of 2006, 2007 and 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY (Registrant)
Date: July 12, 2005	By:	/s/ Robert A Schiffner
Robert A. Schiffner
Senior Vice President and Chief Financial Officer